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                                                                       EXHIBIT A

               EARLE M. JORGENSEN HOLDING COMPANY INC. OPTION PLAN

                                   SECTION 1.

                                     PURPOSE

          The purpose of the plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by
(a) motivating superior performance by means of performance-related incentives,
(b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, Consultants and Directors and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                                   SECTION 2.

                                   DEFINITIONS

     2.1. DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below;

          (a)  "Act" means the Securities Exchange Act of 1934, as amended.

          (b) "Adjustment Event" shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting Common Stock of the Company.

          (c)  "Board" means the Board of Directors of the Company.

          (d) "Cause" means (a) the wilful and continuing or repeated failure of the Employee to substantially perform his duties in good faith (other than such failure resulting from incapacity due to physical or mental illness), after a demand for substantial performance issued by the Board of Directors or its Executive Committee, or by the Chief Executive Officer of the Company, that specifically identifies the manner in which the Employee has not substantially performed his duties in good faith, (b) engaging by the Employee in conduct that is demonstrably and materially and intentionally injurious to the Company, including, without limitation, the wrongful disclosure of material secret or confidential information of the Company


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     or any material act of fraud or embezzlement, or (c) the Employee is indicted for a felony or a crime involving moral turpitude.

          (e) "Change of Control" means a transaction or series of transactions (other than a Public Offering) whereby any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, Kelso and its affiliates, is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

          (f) "Change in Control Price" means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

          (g)  "Code" means the Internal Revenue Code of 1986, as amended.

          (h) "Committee" means the Executive Committee of the Board (or such other committee of the Board that the Board shall designate), which shall consist of at least two or more members who are Non-Employee Directors within the meaning of Rule 16b-3, as promulgated under the Act and serving at the pleasure of the Board.

          (i) "Consultant" means any person, including an advisor, engaged by the Company or a Subsidiary to render consulting or advisory services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (j) "Common Stock" means the common stock of the Company, par value $0.01 per share;

          (k) "Company" means Earle M. Jorgensen Holding Company, Inc.

          (l)  "Director" means a member of the Board.

          (m) "Disability" means the inability of a Participant to perform his duties and responsibilities as an officer or employee of the Company or any of it subsidiaries on a full-time basis for more than six months within any 12-month


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     period because of a physical, mental or emotional incapacity resulting from injury, sickness or disease.

          (n) "Employee" means any officer or other key employee of the Company or any of its Subsidiaries.

          (o) "Fair Market Value" means, if no Public Offering has occurred, the fair market value of a share of Common Stock as determined in accordance with the Stockholders' Agreement. Following a Public Offering the Fair Market Value, on any date, shall mean the average of the highest and lowest sales price reported for such day on a national exchange or the average of the highest and lowest bid and asked prices on such date as reported on a nationally recognized system of price quotation. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

          (p) "Kelso" means Kelso Investment Associates III, L.P., Kelso Investment Associates IV, L.P. and Kelso Equity Partners II, L.P.

          (q) "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an option may be either (i) an "Incentive Stock Option" within the meaning of Section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a "Non-Qualified Stock Option").

          (r) "Participant" means any Employee, Consultant or Director designated by the Committee to receive an Incentive Award under the Plan.

          (s) "Plan" means this Earle M. Jorgensen Holding Company, Inc. Option Plan, as set forth herein and as the same may be amended from time to time.

          (t) "Public Offering" means the Company's offering Common Stock to the general public through registration statement filed with the Securities Exchange commission that covers (together with prior effective registrations) not less than 35% of the then outstanding shares of Common Stock on a fully diluted basis.

          (u) "Retirement" means termination of a Participant's employment on or after the date the participant attains age 65 or such earlier date as the Committee may permit, either as to all Participants or as to any individual Participant.


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          (v)  "Stockholders Agreement" means the Stockholders, Agreement, amended and restated as of September 14, 1990 among the Company; KIA III - Earle M. Jorgensen, L.P.; Kelso Investment Associates IV, L.P.; Kelso Equity Partners II, L.P.; those employees of the Company or any Subsidiary listed on the Schedule of Management Stockholders; and certain other persons listed on the Schedule of Other Investors thereto, as currently in effect and as may be amended from time to time.

          (w) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or o the capital interest or profits interest of such partnership.

          2.2. GENDER AND NUMBER. Except where otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3.

                          ELIGIBILITY AND PARTICIPATION

          Participants in the Plan shall be those Employees, Consultants or Directors selected by the Committee to participate in the Plan.


                                   SECTION 4.

                                 ADMINISTRATION

          4.1. POWER TO GRANT AND ESTABLISH TERMS OF OPTIONS. The Committee shall have the authority, subject to the text of the Plan, to determine the Employees, Consultants or Directors to whom options shall be granted and the terms and conditions of any and all Options, including but not limited to the number of shares of Common Stock to be covered by each Option, the time or times at which Options shall be granted, and the terms and provisions of the instruments by which options shall be evidenced and to designate Options as Incentive Stock Options or Non-Qualified Stock Options. The proper officers of the Company may suggest to the Committee the Participants who should receive options. The terms and conditions of each Option grant shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Option has been granted.
The Committee may establish different terms and conditions for different Participants receiving Options and for the same


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Participant for each Option such Participant may receive, whether or not granted at different times. The grant of any Option to any Participant shall neither entitle such Participant to, nor disqualify him from, the grant of any other options.

          4.2. SUBSTITUTE OPTIONS. The Committee shall have the right, subject to the consent of Participants to whom options have been granted, to grant in substitution to outstanding Options, replacement options which may contain terms more favorable to the Participant than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2), and to cancel replaced Options.

          4.3. ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. Any Option granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                                   SECTION 5.

                              STOCK SUBJECT TO PLAN

          5.1. NUMBER. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to options under the Plan may not exceed One Million Seven Hundred Thousand (1,700,000) shares of Common Stock. The shares to be delivered under the Plan consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose.

          5.2. CANCELLED, TERMINATED OR FORFEITED AWARDS. Any shares of Common Stock subject to an option which for any reason expires, or is cancelled, terminated or otherwise settled without the issuance of any Common Stock shall again be available under the Plan.

          5.3. ADJUSTMENT IN CAPITALIZATION. The aggregate number of shares of Common Stock available for grants of Options under Section 5.1 or subject to outstanding option grants and the


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respective prices and/or vesting criteria applicable to outstanding options shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event; PROVIDED THAT, unless the Committee otherwise agrees, in no event shall any adjustment be made by reason of (a) the issuance or exercise of warrants issued in connection with the incurrence, amendment, extension or refinancing of the Company's Series A Variable Rate Senior Notes due in the year 2001; or (b) the issuance or exercise of warrants issued in connection with an amendment, extension or refinancing of Earle M. Jorgensen Company's Senior Notes due 2000. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution, or other similar transaction, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Option would have been entitled to receive in connection with such event.

                                   SECTION 6.

                                  STOCK OPTIONS

          6.1. GRANT OF OPTIONS. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options, except that no Incentive Stock Option may be granted to any employee of a Subsidiary which is not a Corporation. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

          6.2. OPTION PRICE. Non-Qualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

          6.3. EXERCISE OF OPTIONS. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service or the satisfaction of performance goals as the Committee may impose at time of grant of such Options, subject to the Committee's right


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to accelerate the exerciseability of such Options in its discretion.
Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable each installment shall remain exercisable until expiration, termination or cancellation of the Option. An Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

          6.4. PAYMENT. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full at the time of exercise (i) in cash or cash equivalents, (ii) in shares of Common Stock which have been owned by the Participant for at least six months' (or such greater or lesser period as the Committee shall determine) having a Fair Market Value on the date of exercise equal to such Option price or in a combination of cash and Common Stock or (iii) in accordance with such procedures or in such other form as the Committee shall from time to time determine. As soon as practicable after receipt of a written exercise notice and payment of the exercise price in accordance with this Section 6.4, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.

          6.5. INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

          6.6. BUYOUT. The Committee may at any time offer to buy out for a payment in cash any Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time such offer is made.

          6.7. SETTLEMENT. At the time a Participant exercises an Option, in lieu of accepting payment of the exercise price of the option and delivering the number of shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Participant a cash amount, or (ii) issue a lesser number of shares of Common Stock, in any such case, having a Fair Market Value on the date of exercise, equal to the amount, if any, by which the aggregate Fair Market Value of the shares of Common Stock as to which the Option is being


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exercised exceeds the aggregate exercise price for such shares, based on such terms and conditions as the Committee shall establish. Without limiting the generality of the foregoing, at any time prior to a Public Offering, the Committee may provide that any such settlement may take into account the length of time that has transpired since the date as of which any prior valuation of the Common Stock was conducted and may determine Fair Market Value in such circumstances based on the weighted average of the value of the Stock as of more than one date.

          6.8. TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. Unless otherwise determined by the Committee at the time of grant and specified in the Option agreement, in the event a Participant's employment with the Company or a Subsidiary terminates by reason of Retirement, any Options granted to such Participant which are then exercisable may be exercised at any time prior to the first anniversary of the Participant's termination of employment or the expiration of the term of the Options, whichever period is shorter. All Options granted to the Participant which are not then exercisable shall terminate and be cancelled immediately upon such termination.

          6.9. TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. Unless otherwise determined by the Committee at the time of grant and specified in the Option agreement, in the event a Participant's employment with the Company or a Subsidiary terminates by reason of death or Disability, any Options granted to such Participant which are then exercisable may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 9.2, at any time prior to the first anniversary of the Participant's termination of employment or the expiration date of the term of the Options, whichever period is shorter. All Options granted to the Participant which are not then exercisable shall terminate and be cancelled immediately upon such termination. Notwithstanding anything else contained herein to the contrary, a Participant's employment may only be terminated due to Disability if such Participant shall not have returned to the full-time performance of his duties, responsibilities and obligations within 30 days after such Participant has received written notice of the intent to terminate his employment.

          6.10. TERMINATION OF EMPLOYMENT FOR CAUSE. Unless otherwise determined by the Committee at the time of grant and specified in the Option agreement, in the event a Participant's employment with the Company or a Subsidiary is terminated for Cause, all Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be cancelled and forfeited immediately upon such termination.


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          6.11.  TERMINATION OF EMPLOYMENT FOR ANY OTHER REASON.  Unless
otherwise determined by the Committee at the time of grant and specified in the Option agreement, in the event the Participant's employment with the Company or a Subsidiary terminates for any reason other than one described in Section 6.8,
6.9 or 6.10, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment shall be exercisable at any time prior to 60 days following the Participant's termination of employment or the expiration of the term of such options, whichever period is shorter. All Options granted to the Participant which are not then exercisable shall terminate and be cancelled immediately upon such termination.

          6.12. COMMITTEE DISCRETION. Notwithstanding anything else contained in this Section 6 to the contrary, the Committee may permit all or any portion of any Options to be exercised following a Participant's termination of employment for any reason on such terms and subject to such conditions as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.

                                   SECTION 7.

                                CHANGE IN CONTROL

          7.1. ACCELERATED VESTING AND PAYMENT. Unless otherwise determined by the Committee at the time of grant, in the event of a Change in Control, each Option shall be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option (except as provided in Section 7.2 below).

          7.2. ALTERNATIVE AWARDS. Notwithstanding Section 7.1, no cancellation, cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

               (i) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;


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               (ii)   have substantially equivalent economic value to such
          Option (determined at the time of the Change in Control);

               (iii) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated any condition on a Participant's rights under, or restrictions on transfer or exerciseability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation or a material reduction the Participant's responsibilities, in each case without the Participant's written consent.

                                   SECTION 8.

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

          The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan. No action of the Board may, without the consent of a Participant alter or impair his rights under any previously granted Option.

                                   SECTION 9.

                            MISCELLANEOUS PROVISIONS

          9.1. NONTRANSFERABILITY OF AWARDS. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a Permitted Transferee (as such term is defined in Section 1.1 of the Stockholders Agreement), no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, a Permitted Transferee.

          9.2. BENEFICIARY DESIGNATION. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any


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such designation, benefits remaining unpaid or Options outstanding at the
Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

          9.3. NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Option grants.

          9.4. TAX WITHHOLDING. (a) The Company shall have the power to withhold, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any Option, and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied.

          (b) To the extent provided by the terms of an Option Agreement, the person to whom an Option is granted may, at the discretion of the Board, satisfy any mandatory federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means or by a combination of such means: (1) tendering cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Option provided that such arrangement will not result in a charge to the Company's reported earnings; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company that have been held for the period required to avoid a charge to the Company's reported earnings.

          9.5. INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability , or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent


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of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

          9.6. NO LIMITATION ON COMPENSATION. Nothing in the Plan stall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

          9.7. REQUIREMENTS OF LAW. The granting of Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          9.8. GOVERNING LAW. The Plan, and all agreements entered into pursuant to the Plan, shall be construed in accordance with and governed by the laws of the state of Delaware.

          9.9. NO IMPACT ON BENEFITS. Options granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.

          9.10. SECURITIES LAW COMPLIANCE. Instruments evidencing the grant of Options may contain such other provisions not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when he receives shares upon exercise of an Option (or at such other time as the Committee deems appropriate) that he is acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with applicable securities laws.

          9.11. TERM OF PLAN. This Plan shall be effective as of January 30, 1997. This Plan shall expire on January 29, 2007 (except as to Incentive Awards outstanding on that date), unless sooner terminated pursuant to Section 8 of the Plan.


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